UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

     COMMODITY ADVISORS FUND L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-54753	20-4267496
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events
All assets of the Registrant are currently invested in MB Master Fund L.P. (the “Master Fund”), the advisor of which is Aventis Asset Management, LLC (the “Advisor”).  Another fund operated by Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), Managed Futures Premier Aventis II L.P. (“Aventis II”), also invests all of its assets in the Master Fund.  Thus, the Registrant and Aventis II are traded pursuant to the same trading strategy.  After reviewing the current asset levels of the Registrant and Aventis II, the General Partner has determined that it would be in the best interest of the Registrant and Aventis II to be consolidated into one vehicle that will continue to invest in the Master Fund.  The General Partner believes that consolidating these similarly situated funds will provide economies of scale for the Registrant and Aventis II, resulting in greater operational efficiency and fixed cost savings for investors.  The General Partner intends to consolidate the Registrant with Aventis II by the end of this year.
On or before December 31, 2016, the General Partner intends to contribute the Registrant’s interests in the Master Fund, along with all of the Registrant’s cash (other than the portion needed for the Registrant’s final expenses), to Aventis II in exchange for units of limited partnership (“Aventis II Units”).  Following the close of business on December 31, 2016, the General Partner will effect a pro rata in-kind distribution of the Aventis II Units to all of the Registrant’s Limited Partners as of that date.  Following the distribution, each investor in the Registrant will own Aventis II Units equal in value to the investor’s interest in the Registrant as of the close of business on December 31, 2016.  Also following the distribution, all units of limited partnership in the Registrant will have a net asset value of zero.  The Registrant will be dissolved and terminated in accordance with the terms of its limited partnership agreement.
The economic terms of the Registrant and Aventis II are substantially the same.  As noted above, the trading strategies for Aventis II and the Registrant are the same.  Aventis II has substantially the same or more permissive redemption and exchange terms as the Registrant.  The General Partner anticipates that the aggregate fees and expenses associated with an investment in Aventis II will be equal to or less than those associated with the Registrant, and certain fixed operating expenses will be reduced as a result of the consolidated fund’s larger asset base.
A notice describing the consolidation plan was sent to the Registrant’s investors on December 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commodity Advisors Fund L.P.

By: Ceres Managed Futures LLC, General Partner

By	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  December 29, 2016